SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                FORM 8-K/A

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): July 27, 1998


                         Lyric International, Inc.
                 ___________________________________________
           (Exact name of registrant as specified in its charter)


        Colorado                     0-09800                 75-1711324

(State or other jurisdiction    (Commission File           (IRS Employer
       of incorporation)             Number)            Identification No.)


                16901 Dallas Parkway, #111, Dallas, Texas 75248
              (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:  (972) 713-7163


THIS AMENDMENT ON FORM 8-K/A TO THE REGISTRANT'S FORM 8-K FILED ON AUGUST 11, 1998 FOR AN EVENT OCCURRING ON JULY 27, 1998 IS BEING FILED TO CORRECT THE NUMBER OF THE REGISTRANT'S SERIES B PREFERRED STOCK REPORTED AS BEING ISSUED IN CONNECTION WITH THE REPORTED EVENT. 13,500 SHARES WERE ISSUED AND NOT 1,350 SHARES.

ITEM 5.  Other Events.

     On July 27, 1998, Lyric International, Inc. ("Lyric") acquired a producing and non-producing oil property in Mitchell County, Texas for an aggregate purchase price of $1,800,000. The seller of the property received $240,000 cash, 13,500 shares of the Lyric's Series B Preferred Stock and a promissory note in the amount of $210,000, which bears an interest rate of eight percent. Lyric obtained a loan for the cash portion of the purchase price from Brent Wagman, Lyric's Chairman of the Board. The loan from Mr. Wagman is evidenced by a note bearing an interest rate of eight percent per year. The note is payable one year from the date of the note in cash or in shares of Lyric's common stock based on the market price of the stock at such time.

     Lyric has obtained a 100 % working interest and a 78% net revenue interest in the property. The property covers 600 acres, all of which are developed. The property contains a total of 57 wells, including 48 wells that are shut-in, eight producing wells, and one injection well. There have not been any new wells drilled on the property during the last three years and there are not any delivery commitments with respect to any of the oil on the property.

     The property is subject to mortgages in the aggregate amount of $110,000 and asserted liens in the aggregate amount of $81,962.

     Lyric estimates that the total net proved reserves of the property include 120,000 barrels from producing wells and 558,000 barrels from shut-in wells. Lyric's reserve estimates have not been reviewed by an independent petroleum engineer and were developed using various geological and engineering data information. Reserve estimates are inherently imprecise and are continually subject to revisions based on production history, and results of additional exploitation and development.

     Lyric currently plans to re-enter the 48 shut-in wells on the property and complete the necessary work to recommence production. There is not however any assurance that this will occur or that Lyric will be successful in re-entering the shut-in wells on a profitable basis.

                                    # # #

     This report contains forward-looking statements regarding Lyric International, Inc.'s future plans based on assumptions that Lyric believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in Lyric's reports filed with the Securities and Exchange Commission. In addition, Lyric operates in an industry in which security values are volatile and may be influenced by economic and other factors beyond Lyric's control.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 1998                LYRIC INTERNATIONAL, INC.



                                       By: /s/ Brent Wagman
                                           ___________________________
                                           Brent Wagman
                                           Chairman of the Board